Exhibit 99.1

FORESTAR REPORTS FISCAL 2020 FIRST QUARTER EARNINGS OF $0.35 PER DILUTED SHARE
ARLINGTON, Texas (Business Wire) - January 23, 2020
Forestar Group Inc. ("Forestar") (NYSE: FOR), a leading national residential lot developer, today reported financial results for its first quarter ended December 31, 2019. Net income attributable to Forestar for the first quarter of fiscal 2020 increased 412% to $16.9 million, or $0.35 per diluted share, compared to $3.3 million, or $0.08 per diluted share in the same quarter of fiscal 2019. Revenues for the first quarter of fiscal 2020 increased 542% to $247.2 million from $38.5 million in the same quarter of fiscal 2019. Residential lots sold in the quarter increased 368% to 2,422 lots compared to 518 lots in the same quarter of fiscal 2019.
The Company's lot position at December 31, 2019 consisted of 44,500 lots, of which 32,200 were owned and 12,300 were controlled through purchase contracts. Of the Company's owned lot position, 25,600 lots, or 80%, were under contract to sell or subject to a right of first offer to D.R. Horton, Inc. ("D.R. Horton") at December 31, 2019.
The Company ended the first quarter with $373.3 million of unrestricted cash, $351.3 million of available borrowing capacity on its unsecured revolving credit facility and a net debt to total capital ratio of 9.7%. Net debt to total capital consists of debt net of unrestricted cash divided by stockholders’ equity plus debt net of unrestricted cash.
Donald J. Tomnitz, Chairman of the Board, said, “Forestar is a highly differentiated, national residential lot manufacturer operating in over 50 markets across the United States. Our team delivered a solid first quarter and made significant progress toward executing on our plans for fiscal 2020. Our strategic relationship with D.R. Horton, the nation’s largest homebuilder, continues to support the rapid expansion of our operating platform and de-risks our significant growth expectations. Forestar's returns-focused business model is centered on our high turnover, lower risk lot manufacturing strategy, and we are well-positioned to consolidate market share in the under-served lot development market that lacks well-capitalized and national participants. We are excited about the opportunities ahead and continue to expect to deliver 10,000 lots during fiscal 2020 and 12,000 lots in fiscal 2021."
Conference Call and Webcast Details
The Company will host a conference call today (Thursday, January 23) at 5:00 p.m. Eastern Time. The dial-in number is 877-407-9205, and the call will also be webcast from the Company’s website at investor.forestar.com.

About Forestar Group Inc.
Forestar Group Inc. is a residential lot development company with operations in 51 markets and 20 states at December 31, 2019 and is a majority-owned subsidiary of D.R. Horton, the largest homebuilder by volume in the United States since 2002.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although Forestar believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to Forestar on the date this release was issued. Forestar does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that our strategic relationship with D.R. Horton, the nation’s largest homebuilder, continues to support the rapid expansion of our operating platform and de-risks our significant growth expectations and that Forestar's returns-focused business model is centered on our high turnover, lower risk lot manufacturing strategy, and we are well-positioned to consolidate market share in the under-served lot development market that lacks well-capitalized and national participants. Forward-looking statements also include that we are excited about the opportunities ahead and continue to expect to deliver 10,000 lots during fiscal 2020 and 12,000 lots in fiscal 2021.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the effect of D.R. Horton's controlling level of ownership on us and the holders of our securities; our ability to realize the potential benefits of the strategic relationship with D.R. Horton; the effect of our strategic relationship with D.R. Horton on our ability to maintain relationships with our vendors and customers; demand for new housing, which can be affected by a number of factors including the availability of mortgage credit, job growth and fluctuations in interest rates; competitive actions by other companies; accuracy of estimates and other assumptions related to investment in and development of real estate, the expected timing and pricing of land and lot sales and related cost of real estate sales; our ability to comply with our debt covenants, restrictions and limitations; our ability to hire and retain key personnel; changes in governmental policies, laws or regulations and actions or restrictions of regulatory agencies; general economic, market or business conditions where our real estate activities are concentrated; our ability to achieve our strategic initiatives; our ability to obtain future entitlement and development approvals; our ability to obtain or the availability of surety bonds to secure our performance related to construction and development activities and the pricing of bonds; obtaining reimbursements and other payments from governmental districts and other agencies and timing of such payments; the levels of resale housing inventory in our projects and the regions in which they are located; fluctuations in costs and expenses, including impacts from shortages in materials or labor; the opportunities (or lack thereof) that may be presented to us and that we may pursue; the strength of our information technology systems and the risk of cybersecurity breaches; and the conditions of the capital markets and our ability to raise capital to fund expected growth.  Additional information about issues that could lead to material changes in performance is contained in Forestar's annual report on Form 10-K, which is filed with the Securities and Exchange Commission.

Contact
Investor Relations:
Jessica Hansen, 817-390-8195
InvestorRelations@forestar.com

FORESTAR GROUP INC.
Consolidated Balance Sheets
(Unaudited)

	December 31, 2019	September 30, 2019
	(In millions, except share data)
ASSETS
Cash and cash equivalents	$373.3	$382.8
Real estate	1,066.8	1,028.9
Investment in unconsolidated ventures	5.9	7.3
Income taxes receivable	3.8	3.2
Property and equipment, net	0.9	2.4
Deferred tax asset, net	11.8	17.4
Other assets	17.4	13.7
Total assets	$1,479.9	$1,455.7
LIABILITIES
Accounts payable	$19.8	$16.8
Earnest money deposits on sales contracts	89.7	89.9
Accrued expenses and other liabilities	82.7	79.6
Debt	462.1	460.5
Total liabilities	654.3	646.8
EQUITY
Common stock, par value $1.00 per share, 200,000,000 authorized shares, 48,025,359 and 47,997,366 shares issued and outstanding at December 31, 2019 and September 30, 2019, respectively	48.0	48.0
Additional paid-in capital	602.5	602.2
Retained earnings	175.0	158.1
Stockholders' equity	825.5	808.3
Noncontrolling interests	0.1	0.6
Total equity	825.6	808.9
Total liabilities and equity	$1,479.9	$1,455.7

FORESTAR GROUP INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,
	2019	2018
	(In millions, except per share amounts)
Revenues	$247.2	$38.5
Cost of sales	216.6	30.7
Selling, general and administrative expense	10.5	5.7
Equity in earnings of unconsolidated ventures	(0.5)	(0.6)
Loss (gain) on sale of assets	0.1	(0.9)
Interest and other income	(1.7)	(1.3)
Income before income taxes	22.2	4.9
Income tax expense	5.4	1.0
Net income	16.8	3.9
Net income (loss) attributable to noncontrolling interests	(0.1)	0.6
Net income attributable to Forestar Group Inc.	$16.9	$3.3

Basic net income per common share attributable to Forestar Group Inc.	$0.35	$0.08
Weighted average number of common shares	48.0	42.0

Diluted net income per common share attributable to Forestar Group Inc.	$0.35	$0.08
Adjusted weighted average number of common shares	48.1	42.0

FORESTAR GROUP INC.
Revenues, Residential Lots Sold and Lot Position
(Unaudited)

REVENUES
	Three Months Ended December 31,
	2019	2018
	(In millions)
Residential lot sales:
Development projects	$117.7	$36.1
Lot banking projects	100.9	2.2
Change in contract liabilities	(1.5)	(3.6)
	217.1	34.7
Residential tract sales	30.0	—
Commercial tract sales	—	3.5
Other	0.1	0.3
	$247.2	$38.5

RESIDENTIAL LOTS SOLD
	Three Months Ended December 31,
	2019		2018
Development projects	1,406		462
Lot banking projects	1,016		56
	2,422		518

Average sales price per lot (1)	$90,300		$74,000

LOT POSITION
	December 31, 2019		September 30, 2019
Lots owned	32,200	(2)	29,700	(3)
Lots controlled under land and lot purchase contracts	12,300		8,600
Total lots owned and controlled	44,500		38,300
_____________

(1)	Excludes any impact from change in contract liabilities.

(2)	Lots owned at December 31, 2019 include approximately 12,700 under contract to sell to D.R. Horton and 12,900 of which D.R. Horton has a right of first offer to purchase.

(3)	Lots owned at September 30, 2019 include approximately 12,800 under contract to sell to D.R. Horton and 10,600 of which D.R. Horton has a right of first offer to purchase.